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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    ----------

                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) Februay 19, 1998
                                                --------------------------------

                                   REMEC, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)


         California                   0-27414                  95-3814301
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(State or other jurisdiction      (Commission File           (IRS Employer
      of incorporation)               Number)              Identification No.)


9404 Chesapeake Drive, San Diego, California 92123
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(Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (619) 560-1301
                                                   -----------------------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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Item 5.        Other Events.


          On October 24, 1997, REMEC, Inc. (the "Company") completed the acquisition of Q-bit Corporation ("Q-bit") through a merger (the "Merger") of the Company's wholly owned subsidiary, RQB Acquisition Corporation, into Q-bit, with Q-bit as the surviving corporation. In the Merger, the Company issued 1,047,482 shares of its Common Stock in exchange for all of the outstanding capital stock of Q-bit. The transaction was accounted for by the Company as a pooling of interests.

          The Securities and Exchange Commission ("SEC") in its Accounting Series Release No. 135 ("ASR No. 135"), prohibits affiliates of the parties to a business combination accounted for as a pooling of interests from selling any common stock received in such business combination until such time as financial results covering at least 30 days of post-merger combined operations of the parties have been published. In accordance with ASR No. 135, the combined results of operations of the Company and Q-bit for the month ended November 28, 1997 were as follows:


                    Revenues                      $12,130,000

                    Net Income                       $877,000

                    Net Income per Share                $0.04


          The above results have been prepared and published only for purposes of complying with the accounting requirements of the SEC regarding pooling of interests and, therefore, are not indicative or predictive of results for any interim period or for the fiscal year ended January 31, 1998.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized, on February 19, 1998.

                                    REMEC, INC.



                                    By: /s/ MICHAEL McDONALD
                                        -------------------------------------
                                        Michael McDonald
                                        Senior Vice President
                                        Chief Financial Officer and Secretary
















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